EXHIBIT 99.1

Marlin Business Services Corp. Reports Fourth Quarter and Year-End 2015 Earnings and Declares a Cash Dividend of $0.14 Per Share

Financial Highlights

  Full year net income before one-time costs associated with executive departures was $18.3 million with earnings per share of $1.44; fourth quarter net income before one-time costs associated with executive departures was $4.9 million with earnings per share of $0.40.
  Fourth quarter total originations were $107.9 million
  Full year return on average assets was 2.42% before one-time costs with ROE of 10.89%; fourth quarter return on average assets was 2.60% before one-time costs with  ROE of 13.26%
  Regular and special dividend of $2.53 per share for the full year
  Ending net investment in leases and loans was $682.4 million, up 8.4% over last year
  594,760 shares and 188,041 shares were repurchased for the full year and quarter respectively

2015 Strategic Business Highlights

  Expanded sales capacity to 136 sales professionals by year-end, while keeping staff headcount relatively flat
  Made significant investments in new Franchise and Transportation lending channels
  Rolled out new working capital loan product (Funding Stream)
  Fourth quarter total originations were the highest in the history of the Company
  Year-end net investment in loans and leases was the highest since 2007

MOUNT LAUREL, N.J., Feb. 01, 2016 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ:MRLN) today reported fourth quarter 2015 net income of $3.0 million, or $0.24 per diluted share, compared to $4.9 million, or $0.38 per diluted share, for fourth quarter 2014.  Before one-time costs relating to the retirement of the CEO, fourth quarter 2015 net income was $4.9 million, or $0.40 per diluted share.

For the year ended December 31, 2015, net income was $16.0 million, or $1.25 per diluted share, compared to $19.4 million and $1.49 per diluted share for the year ended December 31, 2014.  Before one-time costs relating to the retirement of the CEO and the resignation of the CFO, 2015 net income was $18.3 million, or $1.44 per diluted share.

“We are excited to be gaining traction on our growth plans,” said Ed Siciliano, Chief Sales Officer and Interim CEO. “2015 was a year of investment and, although impactful to short term earnings, that investment is starting to pay off as we see new originations accelerating.  We are also pleased with the performance of and growing customer demand for our Funding Stream loan product,” said Siciliano.

Total lease and loan production for the fourth quarter of $107.6 million was the highest quarter in the history of the company and was 7.1% above the previous quarter.  Fourth quarter 2015 lease production was $103.9 million compared to $98.2 million in the third quarter of 2015 and $89.4 million in fourth quarter of 2014.  Full year lease and loan production was $381.1 million. Full year lease production was $374.2 million, up 11.8% year over year.

Net interest and fee margin as a percentage of average finance receivables was 11.52% for the fourth quarter ended December 31, 2015, down 44 basis points from the third quarter of 2015 and down 96 basis points from a year ago. The decrease in margin percentage was a result of the downward repricing of assets, decline in fee income, change in mix, and slight increase in cost of funds. The Company’s cost of funds increased to 98 basis points, compared to 89 basis points for the third quarter of 2015 and 86 basis points for the fourth quarter of 2014. The increase in cost of funds was due both to increasing leverage and increasing rates.

On a dollar basis, net interest and fee margin declined 1% to $76.3 million for the year ended December 31, 2015 versus $76.7 million for the year ended December 31, 2014.

The allowance for credit losses as a percentage of total finance receivables was 1.24% at December 31, 2015, and represents 266% of total 60+ day delinquencies.

Finance receivables over 30 days delinquent were 0.73% of the Company’s total finance receivables portfolio as of December 31, 2015.  Finance receivables over 60 days delinquent were 0.41% of the Company’s total finance receivables portfolio as of December 31, 2015, down 2 basis points from 0.43% at September 30, 2015.  Fourth quarter net charge-offs were 1.60% of average total finance receivables versus 1.23% for the third quarter ended September 30, 2015 and 1.56% a year ago.

The Company’s efficiency ratio for the fourth quarter was 69.0% compared to an efficiency ratio of 53.8% for the quarter ended September 30, 2015 and 48.9% for the quarter ended December 31, 2014.  For the full year the efficiency ratio is 57.8% versus 50.4% at December 31, 2014. Efficiency ratios have increased in recent periods as we invest in new products offerings.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company’s website at www.marlincorp.com.

In 2015, the Company purchased 594,760 shares of common stock under its stock repurchase program for $10.2 million (including commissions) for an average price of $17.09 per share. In the fourth quarter, the Company repurchased 188,041 shares for $3.2 million (including commissions) for an average price of $16.79 per share.

The Board of Directors of Marlin Business Services Corp. today declared a $0.14 per share quarterly dividend. The dividend is payable February 22, 2016, to shareholders of record on February 12, 2016. Based on the closing stock price on January 29, 2016, the annualized dividend yield on the Company’s common stock is 3.57%.

Conference Call and Webcast
We will host a conference call on Tuesday, February 2, 2016 at 9:00 a.m. ET to discuss the Company’s fourth quarter 2015 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time.  The conference ID will be:  “Marlin.”  The call will also be webcast on the Investor Relations page of the Company’s website, www.marlincorp.com.  An audio replay will also be available on the Investor Relations section of Marlin’s website for approximately 45 days.

About Marlin Business Services Corp.
Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Regulation G – Non-GAAP Financial Measures
In this release the Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding the one-time after-tax charge due to the departure of Marlin's Chief Executive Officer and Chief Financial Officer. The Company believes that net income on an adjusted basis is a useful performance metric for management, investors and lenders, because it means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2015	2014

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$4,946	$2,437
Interest-earning deposits with banks	55,183	108,219
Total cash and cash equivalents	60,129	110,656
Time deposits with banks	7,368	—
Restricted interest-earning deposits with banks	216	711
Securities available for sale (amortized cost of $6.6 million and $5.8 million at
December 31, 2015 and December 31, 2014, respectively)	6,399	5,722
Net investment in leases and loans	682,432	629,507
Property and equipment, net	3,872	2,846
Property tax receivables	47	690
Other assets	12,521	8,317
Total assets	$772,984	$758,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$587,940	$550,119
Other liabilities:
Sales and property taxes payable	2,686	2,739
Accounts payable and accrued expenses	15,371	14,406
Net deferred income tax liability	16,849	17,221
Total liabilities	622,846	584,485

Stockholders’ equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized;
12,410,899 and 12,838,449 shares issued and outstanding at December 31, 2015
and December 31, 2014, respectively	124	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	81,703	89,130
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive loss	(129)	(17)
Retained earnings	68,442	84,725
Total stockholders’ equity	150,138	173,964
Total liabilities and stockholders’ equity	$772,984	$758,449

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(Dollars in thousands, except per-share data)

Interest income	$16,997	$16,582	$66,662	$66,764
Fee income	3,529	3,904	15,291	14,920
Interest and fee income	20,526	20,486	81,953	81,684
Interest expense	1,609	1,318	5,696	4,965
Net interest and fee income	18,917	19,168	76,257	76,719
Provision for credit losses	2,453	2,554	9,995	9,116
Net interest and fee income after provision for credit losses	16,464	16,614	66,262	67,603

Other income:
Insurance income	1,646	1,467	5,940	5,463
Other income	533	438	1,869	1,614
Other income	2,179	1,905	7,809	7,077
Other expense:
Salaries and benefits	9,884	6,666	31,174	26,628
General and administrative	4,671	3,630	17,451	15,606
Financing related costs	34	294	218	1,174
Other expense	14,589	10,590	48,843	43,408
Income before income taxes	4,054	7,929	25,228	31,272
Income tax expense	1,089	3,062	9,262	11,922
Net income	$2,965	$4,867	$15,966	$19,350

Basic earnings per share	$0.24	$0.38	$1.25	$1.50
Diluted earnings per share	$0.24	$0.38	$1.25	$1.49

Cash dividends declared and paid per share	$0.14	$0.13	$2.53	$0.47

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Dollars in thousands)		(Dollars in thousands)
	(Unaudited)		(Unaudited)

Net income as reported	$2,965	$4,867	$15,966	$19,350

Deduct:
One time charge	(3,162)	—	(3,767)	—
Tax effect	1,190	—	1,418	—
One time charge, net of tax	(1,972)	—	(2,349)	—
Net Income on an Adjusted Basis	$4,937	$4,867	$18,315	$19,350

Diluted earnings per share as reported	$0.24	$0.38	$1.25	$1.49
Diluted earnings per share on an adjusted basis	$0.40	$0.38	$1.44	$1.49

Return on Average Assets as reported	1.56%	2.64%	2.11%	2.64%
Return on Average Assets on an adjusted basis	2.60%	2.64%	2.42%	2.64%

Return on Average Equity as reported	7.96%	11.21%	9.49%	11.47%
Return on Average Equity on an adjusted basis	13.26%	11.21%	10.89%	11.47%

Efficiency Ratio as reported	69.0%	48.9%	57.8%	50.4%
Efficiency Ratio on an adjusted basis	54.0%	48.9%	53.4%	50.4%

Net Income on an Adjusted Basis is defined as net income excluding one-time charges related to the retirement of the Company’s Chief Executive Officer and the resignation of the Company’s Chief Financial Officer.

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015

Net Income:
Net Income	$4,867	$4,055	$4,149	$4,797	$2,965

Annualized Performance Measures:
Return on Average Assets	2.64%	2.17%	2.18%	2.51%	1.56%
Return on Average Stockholders' Equity	11.21%	9.33%	9.47%	10.95%	7.96%

EPS Data:
Net Income Allocated to Common Stock	$4,731	$3,932	$4,031	$4,661	$2,891
Number of Shares - Basic	12,466,264	12,487,241	12,450,283	12,406,767	12,118,789
Basic Earnings per Share	$0.38	$0.31	$0.32	$0.38	$0.24

Number of Shares - Diluted	12,515,904	12,523,258	12,464,638	12,413,497	12,128,613
Diluted Earnings per Share	$0.38	$0.31	$0.32	$0.38	$0.24

Cash Dividends Declared per share	$0.125	$0.125	$0.125	$2.14	$0.14

New Asset Production:
Leased Equipment Volume	$89,362	$80,084	$91,981	$98,237	$103,921
Loan Origination Volume	$0	$235	$654	$2,264	$3,695
New Originations	$89,362	$80,319	$92,635	$100,501	$107,616

Syndication Volume	$91	$1,272	$606	$1,394	$317
Total Asset Origination	$89,453	$81,591	$93,241	$101,895	$107,933

Implicit Yield on New Lease Originations	10.89%	10.78%	11.04%	10.48%	10.66%
Implicit Yield on New Loan Originations	n/a	35.61%	27.73%	36.00%	31.99%
Total Implicit Yield on New Originations	10.89%	10.85%	11.16%	11.06%	11.39%

# of Sales Reps	115	125	127	131	136
# of Leases	6,290	5,691	6,366	6,476	6,625
Lease Approval Percentage	66%	63%	64%	66%	62%
Average Monthly Lease Sources	1,147	1,015	1,143	1,106	1,109

Net Interest and Fee Margin:
Interest Income Leasing	$16,500	$16,405	$16,347	$16,473	$16,582
Interest Income Loans	$15	$17	$62	$139	$332

Interest Income Yield	10.80%	10.60%	10.52%	10.41%	10.35%
Fee Income Yield	2.54%	2.65%	2.38%	2.44%	2.15%
Interest and Fee Income Yield	13.34%	13.25%	12.90%	12.85%	12.50%
Cost of Funds	0.86%	0.85%	0.85%	0.89%	0.98%
Net Interest and Fee Margin	12.48%	12.40%	12.05%	11.96%	11.52%

Average Total Finance Receivables	$614,068	$622,120	$627,079	$641,020	$656,942
Average Net Investment in Leases	$612,910	$620,937	$625,347	$638,358	$652,158
Average Loans	$1,158	$1,183	$1,732	$2,662	$4,784

End of Period Net Investment in Leases	$628,384	$626,617	$639,065	$655,458	$676,253
End of Period Loans	$1,123	$1,402	$2,017	$3,795	$6,179

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.85%	0.87%	0.70%	0.75%	0.73%
30+ Days Past Due Delinquencies	$5,997	$6,208	$5,053	$5,562	$5,618

60+ Days Past Due Delinquencies	0.51%	0.57%	0.40%	0.43%	0.41%
60+ Days Past Due Delinquencies	$3,602	$4,057	$2,899	$3,186	$3,163

Net Charge-offs - Total Finance Receivables	$2,388	$2,646	$2,880	$1,965	$2,628
% on Average Total Finance Receivables
Annualized	1.56%	1.70%	1.84%	1.23%	1.60%

Net Charge-offs - Leasing	$2,388	$2,646	$2,880	$1,954	$2,628
% on Average Net Investment in Leases
Annualized	1.56%	1.71%	1.84%	1.22%	1.61%

Net Charge-offs - Loans	$0	$0	$0	$11	$0
% of Average Loans
Annualized	n/a	n/a	n/a	1.65%	n/a

Allowance for Credit Losses	$8,537	$9,231	$8,567	$8,588	$8,413
% of 60+ Delinquencies	237.01%	227.53%	295.52%	269.55%	265.98%

90+ Day Delinquencies (Non-earning total finance receivables)	$1,742	$1,975	$1,433	$1,684	$1,677

Expense Ratios:
Salaries and Benefits Expense	$6,666	$6,967	$7,265	$7,058	$9,884
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.34%	4.48%	4.63%	4.40%	6.02%

Total personnel end of quarter	285	296	302	307	314

General and Administrative Expense	$3,630	$4,093	$4,330	$4,357	$4,671
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.36%	2.63%	2.76%	2.72%	2.84%

Efficiency Ratio	48.86%	52.37%	56.19%	53.81%	68.99%

Balance Sheet:

Assets
Investment in Leases and Loans	$627,922	$627,167	$639,333	$657,143	$679,737
Initial Direct Costs and Fees	10,122	10,083	10,316	10,697	11,108
Reserve for Credit Losses	(8,537)	(9,231)	(8,567)	(8,588)	(8,413)
Net Investment in Leases and Loans	$629,507	$628,019	$641,082	$659,252	$682,432
Cash and Cash Equivalents	110,656	113,129	90,740	105,218	60,129
Restricted Cash	711	1,545	543	389	216
Other Assets	17,575	26,536	32,607	25,595	30,207
Total Assets	$758,449	$769,229	$764,972	$790,454	$772,984

Liabilities
Deposits	550,119	557,835	554,190	579,625	587,940
Other Liabilities	34,366	36,305	34,292	59,515	34,906
Total Liabilities	$584,485	$594,140	$588,482	$639,140	$622,846

Stockholders' Equity
Common Stock	$128	$128	$128	$126	$124
Paid-in Capital, net	89,128	87,832	86,723	84,002	81,701
Other Comprehensive Income (Loss)	(17)	(35)	(75)	(27)	(129)
Retained Earnings	84,725	87,164	89,714	67,213	68,442
Total Stockholders' Equity	$173,964	$175,089	$176,490	$151,314	$150,138

Total Liabilities and
Stockholders' Equity	$758,449	$769,229	$764,972	$790,454	$772,984

Capital and Leverage:
Equity	$173,964	$175,089	$176,490	$151,314	$150,138
Debt to Equity	3.16	3.19	3.14	3.83	3.92
Equity to Assets	22.94%	22.76%	23.07%	19.14%	19.42%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	23.43%	23.21%	23.07%	19.72%	19.63%
Common Equity Tier 1 Risk-based Capital		26.00%	25.72%	21.54%	20.86%
Tier 1 Risk-based Capital	26.14%	26.00%	25.72%	21.54%	20.86%
Total Risk-based Capital	27.39%	27.25%	26.97%	22.76%	22.02%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
Common Equity Tier 1 Risk-based Capital became effective on January 1, 2015.

SUPPLEMENTAL ANNUAL DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Year Ended:	2013	2014	2015

Net Income:
Net Income	$16,231	$19,350	$15,966

Annualized Performance Measures:
Return on Average Assets	2.45%	2.64%	2.11%
Return on Average Stockholders' Equity	9.31%	11.47%	9.49%

EPS Data:
Net Income Allocated to Common Stock	$15,638	$18,798	$15,501
Number of Shares - Basic	12,398,125	12,520,496	12,364,873
Basic Earnings per Share	$1.26	$1.50	$1.25

Number of Shares - Diluted	12,485,221	12,575,938	12,381,552
Diluted Earnings per Share	$1.25	$1.49	$1.25

Cash Dividends Declared per share	$2.42	$0.47	$2.53

New Asset Production:
Leased Equipment Volume	$349,461	$334,835	$374,223
Loan Origination Volume	$0	$0	$6,848
New Originations	$349,461	$334,835	$381,071

Syndication Volume	$0	$91	$3,589
Total Asset Origination	$349,461	$334,926	$384,660

Implicit Yield on New Lease Originations	12.03%	11.14%	10.73%
Implicit Yield on New Loan Originations	n/a	n/a	33.03%
Total Implicit Yield on New Originations	12.03%	11.14%	11.13%

# of Sales Reps	124	115	136
# of Leases	25,712	24,228	25,158
Lease Approval Percentage	66%	66%	63%
Average Monthly Lease Sources	1,173	1,117	1,093

Net Interest and Fee Margin:
Interest Income Leasing	$63,451	$66,420	$65,808
Interest Income Loans	$29	$53	$549

Interest Income Yield	11.78%	11.07%	10.47%
Fee Income Yield	2.48%	2.47%	2.40%
Interest and Fee Income Yield	14.26%	13.54%	12.87%
Cost of Funds	0.84%	0.82%	0.89%
Net Interest and Fee Margin	13.42%	12.72%	11.98%

Average Total Finance Receivables	$540,717	$602,923	$636,790
Average Net Investment in Leases	$540,089	$601,709	$634,200
Average Loans	$628	$1,214	$2,590

End of Period Net Investment in Leases	$596,121	$628,384	$676,253
End of Period Loans	$954	$1,123	$6,179

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	1.08%	0.85%	0.73%
30+ Days Past Due Delinquencies	$7,411	$5,997	$5,618

60+ Days Past Due Delinquencies	0.47%	0.51%	0.41%
60+ Days Past Due Delinquencies	$3,204	$3,602	$3,163

Net Charge-offs - Total Finance Receivables	$7,638	$9,046	$10,119
% on Average Total Finance Receivables
Annualized	1.41%	1.50%	1.59%

Net Charge-offs - Leasing	$7,657	$9,052	$10,111
% on Average Net Investment in Leases
Annualized	1.42%	1.50%	1.59%

Net Charge-offs - Loans	$0	$0	$11
% of Average Loans
Annualized	n/a	n/a	0.31%

Allowance for Credit Losses	$8,467	$8,537	$8,413
% of 60+ Delinquencies	264.26%	237.01%	265.98%

90+ Day Delinquencies (Non-earning total finance receivables)	$1,665	$1,742	$1,677

Expense Ratios:
Salaries and Benefits Expense	$27,680	$26,628	$31,174
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	5.12%	4.42%	4.90%

Total personnel end of quarter	285	285	314

General and Administrative Expense	$14,725	$15,606	$17,451
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.72%	2.59%	2.74%

Efficiency Ratio	53.59%	50.40%	57.84%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
Common Equity Tier 1 Risk-based Capital became effective on January 1, 2015.

Contact Information:
Investor Relations Dept.
(877) 864-MRLN (6756)
investorrelations@marlincorp.com